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               MANAGEMENT, SERVICE & MARKETING SUPPORT AGREEMENT

                                BY AND BETWEEN

                         RIVERSOURCE INVESTMENTS, LLC

                        RIVERSOURCE SERVICE CORPORATION

                                      AND

                      RIVERSOURCE LIFE INSURANCE COMPANY

This Management, Service, and Marketing Support Agreement (the "Agreement") is made and entered into as of January 1, 2007 by and between RiverSource Investments, LLC ("RiverSource Investments"), a Minnesota limited liability company, RiverSource Service Corporation ("RiverSource Service Corporation"), a Minnesota corporation, and RiverSource Life Insurance Company ("RSLIC"), a Minnesota corporation.

         WHEREAS, RiverSource Variable Portfolio - Income Series, Inc., RiverSource Variable Portfolio - Investment Series, Inc., RiverSource Variable Portfolio - Managed Series, Inc., RiverSource Variable Portfolio - Money Market Series, Inc., and RiverSource Variable Portfolio - Partners Series Inc. (each, a "Registrant") have contracted with (1) RiverSource Investments to provide investment management and related services to each Fund or Funds underlying the Registrant ("Funds") and (2) RiverSource Service Corporation to provide transfer agency and shareholder services to contract owners and policy holders of the variable contracts with sub-accounts investing in the Funds; and

         WHEREAS, RiverSource Variable Portfolio - Select Series, Inc., (a "Registrant") has contracted with RiverSource Investments to provide investment management related services to the Funds and transfer agency and shareholder services to contract owners and policy holders of the variable contracts with sub-accounts investing in the Funds; and

         WHEREAS, the Funds are made available primarily as investment options underlying variable annuity and variable life insurance contracts offered by RSLIC and its subsidiaries; and

         WHEREAS, RiverSource Service Corporation desires that RSLIC provide certain services in connection with the servicing of contract owners and policy holders who own Funds through the variable contracts offered by RSLIC; and

         WHEREAS, RiverSource Investments desires that RSLIC provide certain services in connection with the servicing of contract owners and policy holders who own Funds and further desires to pay from its own resources financial support to RSLIC to help promote, and support the offer, sale, and servicing of shares of the Funds offered through some or all of RSLIC's variable contracts and, with respect to RiverSource Variable Portfolio - Select Services, Inc., RiverSource Investments desires that RSLIC provide certain services in connection with the

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servicing of contract owners and policy holders who own Funds through the variable contracts offered by RSLIC; and

         NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                 DUTIES OF RIVERSOURCE LIFE INSURANCE COMPANY

Section 1.01. With respect to transfer agency and shareholder servicing, RSLIC will provide the following services:

      (1) Sub-Account Transactions. Upon the request of a variable contract owner or policy holder, purchases, redemptions, exchanges and transfers of units representing interest in Fund shares ("units"), other permissible legal action, with respect to units, shall be processed in a timely fashion, in accordance with the terms of the variable contract and related prospectus.

      (2) Communication with Transfer Agent. RSLIC will process variable contract and policy holder requests with respect to units and communicate with the Transfer Agent net transactions in shares for the Fund.

      (3) Lost or Stolen Checks. RSLIC will replace lost or stolen checks issued to variable contract owners and policy holders upon receipt of proper notification.

      (4) Valuation Adjustments (as-of-costs) to Unit Value. RSLIC will calculate and process valuation adjustments for variable contract owners and policy holders.

      (5) Contract Owner List Maintenance. RSLIC shall maintain all variable contract owner and policy holder accounts, which shall contain all required tax, legally imposed and regulatory information; shall prepare shareholder mailing lists; shall cause to be delivered all required prospectuses, annual reports, semiannual reports, statements of additional information (upon request), proxies and other communications.

      (6) Contract Owner Reporting; Statements and Confirmations. RSLIC shall confirm each transaction either at the time of the transaction or through periodic reports as may be legally permitted.

      (7) Compliance Controls and Support. RSLIC will provide adequate oversight of applicable rules and regulations affecting the units and the variable contracts.

Section 1.02. With respect to the promotion and support of the offer, sale, and servicing of Fund shares, RSLIC will provide the following services:

      (1) Provide general Fund management services including development, pricing and marketing.

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      (2)   Permit marketing and/or educational personnel to meet with RSLIC's registered representatives and/or other applicable personnel for the purpose of informing and explaining the features and characteristics of the Funds and the benefits and risks of investments in the Funds.

      (3) Permit marketing and educational materials regarding the Funds to RSLIC's registered representatives and/or other applicable personnel.

      (4) Regularly include information about the Funds in internal sales communications for RSLIC's registered representatives and/or other applicable personnel.

      (5) Assign registered representatives to each Fund shareholder account in RSLIC's records and reassign such account should a registered representative assigned to such account leave RSLIC's firm.

      (6) List all Funds on RSLIC's product list and provide adequate opportunities to provide information to RSLIC for its conducting of due diligence on the Funds for their inclusion in any of RSLIC's "approved" or "preferred" (or similar) lists of investment vehicles.

      (7) Permit participation in marketing and educational events for RSLIC's registered representatives and/or other applicable personnel regarding the Funds.

      (8) Perform other marketing support, educational services and activities and shareholder servicing activities, as determined by RSLIC either in its sole discretion or in consultation with RiverSource Investments.

Section 1.03. Ownership and Confidentiality of Records.

      (1) The parties agree that all records prepared or maintained by them relating to the services to be performed by them under the terms of this Agreement are the property of the Funds and may be inspected by the Funds or any person retained by the Funds at reasonable times. The Funds and the parties agree to protect the confidentiality of those records.

      (2)   Regulation S-P.

            (a) In accordance with Regulation S-P of the Securities and Exchange Commission, "Nonpublic Personal Information" includes (i) all personally identifiable financial information; (ii) any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information; and (iii) any information derived therefrom.

            (b) The parties must not use or disclose Nonpublic Personal Information for any purpose other than to carry out the purpose for which Nonpublic Personal Information was provided to them as set forth in this Agreement,

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                  and agree to cause the parties and their employees, agents, representatives, or any other party to whom they may provide access to or disclose Nonpublic Personal Information to limit the use and disclosure of Nonpublic Personal Information to that purpose.

            (c) The parties agree to implement appropriate measures designed to ensure the security and confidentiality of Nonpublic Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Nonpublic Personal Information that could result in substantial harm or inconvenience to any contract owner; the parties further agree to cause all their agents, representatives, subcontractors, or any other party to whom they may provide access to, or disclose, Nonpublic Personal Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

            (d) With respect only to the provisions of this Section 1.03(2), the parties agree to indemnify and hold harmless the Funds, and any officer or director of the Funds, against losses, claims, damages, expenses, or liabilities to which the Funds, or any officer or director of the Funds, may become subject as the result of (i) a material breach of the provisions of this section of the Agreement or (ii) any acts or omissions of the parties, or of any of their officers, directors, employees, or agents, that are not substantially in accordance with this Agreement, including, but not limited to, any violation of any federal statute or regulation. Notwithstanding the foregoing, no party will be entitled to indemnification pursuant to this Section 1.03(2)(d) if such loss, claim, damage, expense, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

Section 1.04. With respect to all duties and responsibilities of the parties hereunder, each party may provide any or all such services directly, or it may contract with one of its affiliates for the provision of such services, but in such event, each party will remain responsible for the delivery of all services in accordance with the terms of this Agreement.

Section 1.05. Each party will be responsible for maintaining all required records, memoranda, instructions or authorizations relating to the services it performs under this Agreement. Each party will provide copies of or access to such records, memoranda, instructions or authorizations to the other party as requested.

Section 1.06. Each party will furnish the other party, or its designated affiliate, any information reasonably requested with respect to its services performed or to be performed under this Agreement.

Section 1.07. Each party agrees to be responsible for the maintenance of an adequate organization of competent persons to provide the services and perform the functions mentioned herein.

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                          COMPENSATION FOR SERVICES.

Section 2.01. In consideration of the services provided by RSLIC, RiverSource Investments and RiverSource Service Corporation agree to pay RSLIC a fee as set forth in Schedule A.

Section 2.02. Fees are payable as soon as possible after the close of the month, and in any event, will be paid not later than the last business day of the month following the month for which services were provided.

                                 MISCELLANEOUS

Section 3.01. It is understood and agreed that in furnishing the Funds with the services as herein provided, neither RSLIC, or any officer, director or agent thereof will be liable to the Funds or their creditors, RiverSource Investments, RiverSource Service Corporation, or any officer, director or agent thereof for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that RSLIC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Section 3.02. It is understood and agreed that in furnishing the Funds with the services as herein provided, neither RiverSource Investments, RiverSource Service Corporation, or any officer, director or agent thereof will be liable to the Funds or their creditors, RSLIC, or any officer, director or agent thereof for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that RiverSource Investments and RiverSource Service Corporation may rely upon information furnished to it reasonably believed to be accurate and reliable.

Section 3.03. This Agreement will extend to and will not be binding on the parties hereto, and their respective successors and assigns; provided, however, that this Agreement will not be assignable without the written consent of the other party.

Section 3.04. This Agreement will be governed by the laws of the State of Minnesota.

                           TERMINATION AND AMENDMENT

Section 4.01. This Agreement may be amended or modified by a written agreement executed by both parties.

Section 4.02. This Agreement will remain in effect from year to year until terminated. Either party will have the right to terminate this Agreement upon 60 days' written notice to the other party.

                                  ARBITRATION

Section 5.01. Any unresolved dispute under this Agreement between RiverSource Investments and RiverSource Service Corporation, and RSLIC shall be decided by binding arbitration. The arbitration shall be conducted by a sole arbitrator selected by unanimous agreement of the

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concerned parties hereto as the case may be, or if unanimous agreement cannot be reached then by drawing lots. Decisions of the arbitrator shall be final and there shall be no appeal from the arbitrator's decisions. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association unless the concerned parties decide otherwise in which case the latter decisions will apply as to the applicable rules for arbitration. The place of arbitration will be Minneapolis, USA.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement.

RIVERSOURCE INVESTMENTS, LLC                 RIVERSOURCE LIFE INSURANCE COMPANY

By:   /s/ Michelle M. Keeley                 By:   /s/ Timothy V. Bechtold
      ------------------------                     --------------------------
Name:     Michelle M. Keeley                 Name:     Timothy V. Bechtold

Title:    Executive Vice President           Title:    President



RIVERSOURCE SERVICE CORPORATION

By:   /s/ G. Kephart-Strong
      ------------------------
Name:     Geralynn Kephart-Strong

Title:    President

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                                  SCHEDULE A

I. For each Fund except Variable Portfolio Core Equity Fund, a series of RiverSource Variable Portfolio - Select Series, Inc. ("VP Core Equity Fund"), the fee for services provided with respect to transfer agency and shareholder servicing shall be equal to 0.06% (6 basis points). In addition, to the extent RSLIC incurs any out-of-pocket expenses related to the Funds, as set forth below, RSLIC shall be reimbursed by the RiverSource Service Corporation monthly for the following out-of-pocket expenses (for each Fund except VP Core Equity Fund):

      o typesetting, printing, paper, envelopes, postage and return postage for proxy soliciting material, and proxy tabulation costs

      o printing, paper, envelopes and postage for records of account, purchase confirmations, exchange confirmations and exchange prospectuses, redemption confirmations, redemption checks, and any other communication required to be sent to shareholders

      o typesetting, printing, paper, envelopes and postage for prospectuses, annual and semiannual reports, statements of additional information, supplements for prospectuses and statements of additional information and other required mailings to shareholders

      o other expenses incurred at the request or with the consent of the Fund

II. For all services provided by RSLIC with respect to management related services (if any) and for marketing and servicing support with respect to Funds and, with respect to VP Core Equity Fund, transfer agency and shareholder servicing hereunder, RiverSource Investments will pay a fee to RSLIC. The fee will be calculated as follows:

      (a) The rate, to be used prospectively, will be calculated as soon as possible after year end. The rate will be calculated as follows, using actual data from the previous year:

            (1)   Calculate the average daily net asset balance of the Funds;

            (2) Determine the total compensation paid to the investment manager by the Funds;

            (3) Divide the total of the fees determined under (a)(2) of this Schedule A by the average daily Fund balances determined under (a)(1) of this Schedule A to arrive at the effective investment manager fee in basis points;

            (4) Determine the total investment management costs incurred by RiverSource Investments for these Funds;

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            (5)   Take the result under (a)(4) of this Schedule A times 1.17, where ".17" represents a reasonable profit margin as determined by discussions with external consultants and consideration of internal hurdle rates;

            (6) Divide the result determined under (a)(5) of this Schedule A by the average daily Fund balances determined under (a)(1) of this Schedule A to derive the total basis points of investment management expense;

            (7) Subtract the total basis points investment management expense determined under (a)(6) of this Schedule A from the effective investment manager fee in total basis points determined under (a)(3) of this Schedule A.

                  If the Rate as calculated above is negative, the parties agree that it will be applied as if it were zero.

      (b) The fee transferred from RiverSource Investments to RSLIC each month will be calculated as follows:

            (1) At the end of each month, use the average daily net asset balance of the Funds during the month just ended;

            (2) Take the rate calculated in (a) of this Schedule A times the average daily net assets;

            (3) Divide the result by 12 to get the monthly fee to transfer from RiverSource Investments to RSLIC.

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